EXHIBIT 10.3

Dated      13 January 2011

ARGO GROUP SERVICES LIMITED

and

JULIAN ENOIZI

Without Prejudice and Subject to Contract

FIRST COMPROMISE AGREEMENT

Condor House

5-10 St. Paul’s Churchyard

London EC4M 8AL

Tel. +44 (0)20 3201 5000

Fax: +44 (0)20 3201 5001

www.morganlewis.com

THIS AGREEMENT is made on 13 January 2011

BETWEEN:

(1)	Argo Group Services Limited whose registered office is 33 St Mary’s Axe, London EC3A 8AA (the “Company”); and

(2)	Julian Enoizi of The Island, Heath Drive, Walton on the Hill, Surrey KT20 7QE (“You”).

IT IS AGREED as follows:

Termination Date

1.	Your employment with the Company will end on 4 March 2011 (the “Termination Date”) by mutual agreement. You will be paid your normal salary and benefits up to the Termination Date when all such entitlement shall cease and receive a payment in lieu of any accrued but untaken holiday entitlement up to the Termination Date. Such payments will be subject to such income tax and National Insurance contributions as the Company is obliged by law to deduct.

2.	You agree that you will sign and return to the Company a second compromise agreement (the “Second Agreement”) the form of which is attached at Schedule 4 (together with the signed Relevant Independent Adviser’s certificate attached at Annex 1 to the Second Agreement) within 5 days of the Termination Date. For the avoidance of doubt, in the event that the Second Agreement is not entered into in accordance with the terms of this Agreement, this Agreement, other than clause 3 below will remain in full force and effect.

Compensation

3.	Within 14 days of receipt by the Company of (i) a copy of this Agreement signed by you (including compliance with clause 12 of this Agreement), (ii) a copy of the Relevant Independent Adviser’s certificate signed by the Relevant Independent Adviser at Schedule 1, and (iii) the Company receiving a copy of the Second Agreement signed by you together with the signed Relevant Independent Adviser’s certificate at Annex 1 to the Second Agreement, the Company shall:

3.1	without any admission of liability, pay to you £100,000 as compensation for the termination of your employment (the “Termination Payment”) the first £30,000 will be paid without deduction of tax in accordance with the Company’s understanding of the applicable tax legislation. The balance will be subject to basic rate income tax as required by law;

3.2	pay to you £100 (less such income tax and National Insurance contributions if any as the Company is obliged by law to deduct) by way of consideration for the obligations at clauses 13 and 15; and

3.3	continue to provide you with membership of the Company’s private health insurance scheme, subject to the rules of the relevant benefit scheme in force from time to time until 3 September 2011 or such time as any contract which shall provide the Employee with equivalent benefits commences, whichever is earlier together the “Settlement”.

3.4	The Company will reimburse You all business expenses incurred up to and including the Termination Date subject to receipt of satisfactory evidence of expenditure in accordance with the Company’s current expenses policy.

Payment of Tax

4.	You hereby undertake and agree to be responsible for the payment of any tax in respect of the Settlement (other than, for the avoidance of doubt, any tax withheld by the Company in paying the sums to you) and you hereby agree to indemnify the Company and keep the Company indemnified on a continuing basis against any claim or demand which is made against the Company in respect of any liability of the Company to deduct an amount of tax or an amount in respect of tax from the payments made and benefits provided under this Agreement, including any interest or penalties imposed in connection therewith and including, but without prejudice to the generality of the foregoing, any claim or demand made in respect of United Kingdom income tax or PAYE. The Company agrees that it will give you a reasonable opportunity (at your own expense) to challenge any assessment for tax before making any payment to HM Revenue & Customs provided always that the Company shall not be obliged to act contrary to its obligations to HM Revenue & Customs or in any way that adversely affects its relationship or standing with HM Revenue & Customs.

Legal Fees

5.	The Company shall pay directly to the Relevant Independent Adviser, on presentation of an invoice from the Relevant Independent Adviser following the Relevant Independent Adviser signing the second Relevant Independent Adviser’s certificate, the Employee’s legal fees reasonably incurred in connection with taking advice on the termination of your employment, this Agreement and the Second Agreement limited to £2,500 exclusive of VAT.

Settlement

6.	You agree to accept the above settlement terms and the arrangements set out in this Agreement in full and final settlement of all claims you have or may have against the Company and/or any Group Company or any of the officers or employees arising out of your employment or its termination or otherwise including any claims for compensation, reinstatement, re-engagement, or otherwise which you may have before a Court or Employment Tribunal. “Group Company” for the purposes of this Agreement means any company which is a parent undertaking or a subsidiary undertaking of the Company’s parent undertaking (other than the Company) from time to time where the expressions “subsidiary undertaking” and “parent undertaking” shall have the meanings given to them by section 1162 Companies Act 2006. Without prejudice to the generality of the settlement terms in this Agreement, you accept the payments referred to above in full and final settlement of:

6.1	any claim for unfair dismissal;

6.2	any claim for payment in lieu of notice or damages for failure to give notice or other breach of contract;

6.3	any claim for a redundancy payment (whether statutory or enhanced);

6.4	any claim in respect of deductions from wages;

6.5	any claim relating to a protected disclosure;

6.6	any claim for discrimination (whether direct or indirect), less favourable treatment, harassment, detriment or victimisation because of the protected characteristics of sex, race, disability, sexual orientation, religion or belief or age or on the grounds of part-time or fixed-term status;

6.7	any claim for discrimination by association or perception discrimination;

6.8	any claim for discrimination related to disability or arising from the protected characteristic of disability;

6.9	any equal pay claim under the Equal Pay Act 1970 and the Equality Act 2010;

6.10	any claim relating to parental, paternity, adoption or dependent leave; and

6.11	any claim not mentioned above under the Employment Rights Act 1996, Sex Discrimination Act 1975, Race Relations Act 1976 or the Disability Discrimination Act 1995 and any claim under the Trade Union and Labour Relations (Consolidation) Act 1992 (including any claim whatsoever for a protective award), the National Minimum Wage Act 1998, the Working Time Regulations 1998, the Human Rights Act 1998, the Employment Relations Act 1999, The Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003, Part VII of the Information and Consultation of Employees Regulations 2004, the Transfer of Undertakings (Protection of Employment) Regulations 2006, the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Employment Equality (Age) Regulations 2006 and the Equality Act 2010 but excluding any Accrued Pension Rights Claim, any Personal Injury Claims and any claim to enforce the terms of this Agreement. In this clause:

“Accrued Pension Rights Claim” means any claims by you in respect of accrued pension rights save for any such accrued pension rights claim where you are currently aware of any facts or circumstances which do or may give rise to the claim; and

“Personal Injury Claims” means any claims by you in respect of personal injury save for (a) any such personal injury claim where you are currently aware of any facts or circumstances which do or which may give rise to the claim and, (b) any such personal injury claim which may be brought under discrimination legislation.

7.	Clause 6 above applies to all present and future claims, costs, expenses or rights of action and shall have effect irrespective of whether or not you are or could be aware of such claims, costs, expenses or rights of action at the date of this Agreement and irrespective of whether or not such claims, costs, expenses or rights of action are in the express contemplation of the Company and you at the date of this Agreement (including such claims, costs, expenses or rights of action of which you become aware after the date of this Agreement in whole or in part as a result of the commencement of new legislation or the development of common law or which arise after the date of this Agreement).

8.	If you:

8.1	commit a material breach of any term of this Agreement; or

8.2	commence proceedings against the Company or any Group Company in breach of this Agreement; or

8.3	proceedings are commenced on your behalf by an appropriate representative within the meaning of Section 188(1)(B) of the Trade Union & Labour Relations (Consolidation) Act 1992 and Regulation 13(3) of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

then you will pay to the Company on demand by way of liquidated damages an amount equivalent to, in the case of clause 8.1, the damages suffered by the Company as a result of the breach or, in the case of clause 8.2, the value of any damages or other compensation sought by you or the amount which could be awarded in any such proceedings, or, in the case of clause 8.3, the value of any damages or other compensation sought on your behalf, or the amount which could be awarded in any such proceedings, subject however to a maximum of the amount of the Settlement, and any such payment shall be recoverable as a debt.

Legal Advice

9.	You warrant to the Company that you have received independent legal advice from David Bickford, Penningtons Solicitors LLP, Da Vinci House, Basing View, Basingstoke, Hampshire RG21 4EQ (the “Relevant Independent Adviser”) as to the terms and effect of this Agreement and in particular its effect on your ability to pursue your rights before a Court or Employment Tribunal in respect of any of the claims set out in clause 6. You also confirm that when this advice was given there was in place a valid contract of insurance or indemnity covering the risk of a claim by you in respect of any loss arising in consequence of that advice.

10.	This Agreement satisfies the conditions for regulating compromise agreements/contracts under section 203 of the Employment Rights Act 1996 (as amended), section 77 of the Sex Discrimination Act 1975 (as amended), Schedule 3A of the Disability Discrimination Act 1995, section 72 of the Race Relations Act 1976, Regulation 35(3) of the Working Time Regulations 1998, section 288 of the Trade Union and Labour Relations (Consolidation) Act 1992, section 49 of the National Minimum Wage Act 1998, Regulation 42 of the Transnational Information and Consultation of Employees Regulations 1999, Regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 of the Employment Equality (Religion and Belief) Regulations 2003, sub-paragraphs (a)-(e) of paragraph 13(1) of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, Schedule 4 of the Employment Equality (Age) Regulations 2006 and section 147 of the Equality Act 2010.

Warranties

11.	You hereby warrant that you:

11.1	have not at any time committed a repudiatory breach of your employment agreement which would entitle the Company to terminate your employment without notice. The Company is not aware of any such repudiatory breach at the present time; and

11.2	are not aware of any facts or circumstances which might give rise to any claim by you against the Company (including, for the avoidance of doubt, any Accrued Pension Rights Claims or Personal Injury Claims or any claim to enforce the terms of this Agreement), other than those claims set out at clause 6.

11.3	the claims set out in clause 6 are all of the claims and prospective claims which you intimate and asserts that you have or may have against the Company or any Group Company.

Return of Company Property

12.	It is agreed that:

12.1	you will return to the Company all property in your possession, custody or control which belongs to the Company or any Group Company or relates to their businesses or affairs as set out in clause 16.1 of your employment contract with the Company dated 1 June 2009. You warrant that no copies of any of the above property have been retained by you or alternatively, that such copies as have been taken have been returned to the Company;

12.2	subject to your successful completion of the tasks set out in clause 16 of this Agreement your mobile telephone number (07825805698) will be transferred to you. The Company agrees that you may contact the mobile phone operator to arrange for the transfer of your number to you with effect from the Termination Date. You shall be responsible for all costs and charges incurred in connection with the use of that number from the Termination Date; and

12.3	subject to your successful completion of the tasks set out in clause 16 of this Agreement you will be entitled to retain possession of the Company laptop with effect from the Termination Date on the strict understanding that the laptop must first be returned to the Company for all Company property to be removed. In the event that you do not return the lap top to the company to allow sufficient time for all Company property to be removed the lap top will be provided to you as soon as possible after the Termination Date.

Continuing Obligations

13.	You undertake (subject to your rights, if any, under the Public Interest Disclosure Act 1998) not to make or cause any statement to be made (whether fact, belief or opinion) which directly or indirectly disparages, is inimical to or damages the reputation or standing of the Company or any Group Company or any of their businesses, affairs, officers, employees, agents, customers, suppliers or shareholders which relate in any way to your employment by or departure from the Company.

14.	The Company undertakes to use reasonable endeavours to ensure that it will not make or cause to be made or publish or cause to be published and not authorise its officers, employees or agents to make or cause to be made or publish or cause to be published any derogatory comment or statement about you to any third person.

In this clause 14, “third person” shall not include any professional adviser, auditor, bankers or insurer of the Company or any Group Company or any employee, agent or officer of any of them.

15.	The parties to this Agreement agree to maintain as secret and confidential the terms of this Agreement and the circumstances concerning the termination of your employment save where disclosure is required by law or where disclosure is necessary or appropriate to professional advisers or HM Revenue & Customs and, in the case of You, to your immediate family and to any prospective employer only to the extent necessary to discuss your employment history.

16.	You agree to continue to perform your contractual duties in a professional manner and to use reasonable endeavours to ensure the sign off on the fourth quarter close, a successful FSA Arrow visit, successful lodging of the Lloyd’s Plan and ICA (capital allocation) and successful conclusion of the trade negotiations. For the avoidance of doubt you also agree to provide regular updates on the same to Mark Watson. Further you will insofar as it is reasonably practicable also prepare a Distribution Plan, CSR plan and an FSA Application for both ADL Paris and an insurance company and to continue to assist Mark Watson in the build-out of the European Direct Operation.

Stock Options and Shares

17.	The Company agrees that you will be permitted to deal with any Argo Group International Holdings, LTD restricted stock which vest before the Termination Date and shall be able to deal with Argo Group International Holdings, LTD vested share appreciation rights in accordance with the provisions of the relevant Share Appreciation Right Agreement.

Press Release

18.	The Company agrees to publish a joint press release on the date of this agreement in the form set out at Schedule 2 to this First Agreement. You agree that the Company has the right to refer to other matters in the press release and alter the heading provided that if it does so, the section in such press release relating to you shall in the terms set out in Schedule 2.

Reference

19.	The Company agrees to provide, on written request to its HR Department from your new or prospective employer, a reference in the terms set out in Schedule 3 to this First Agreement and to answer all direct requests for a reference in a manner consistent with and substantially in these terms.

Personal Belongings

20.	The Company will, on or before the Termination Date, arrange at the Company’s cost for your personal belongings to be delivered to your home address on a date and at a time convenient to You.

Third Parties

21.	Each Group Company shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce the rights bestowed on it by clauses 6-8, 12, 13 and 15. The consent of a Group Company is not required to amend any term of this Agreement. Except as set out in this clause, a person who is not a party to this Agreement, may not enforce any of its provisions under the Contracts (Rights of Third Parties) Act 1999.

22.	This Agreement supersedes any previous written or oral agreement in relation to the matters dealt with in this Agreement and contains the whole agreement between the parties relating to the subject matter of this Agreement.

23.	If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

24.	This Agreement, although marked “without prejudice and subject to contract”, will upon signature by both parties and upon the Relevant Independent Adviser signing the attached certificate be treated as an open document evidencing an agreement binding both parties.

Jurisdiction

25.	This Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English courts.

Signed:	/s/ David Spiller	(For and on behalf of the Company)

Dated:	January 19, 2011

Signed:	/s/ Julian Enoizi	Julian Enoizi

Dated:	January 14, 2011

Schedule 4

Dated                                         2011

ARGO GROUP SERVICES LIMITED

and

JULIAN ENOIZI

Without Prejudice and Subject to Contract

SECOND COMPROMISE AGREEMENT

Condor House

5-10 St. Paul’s Churchyard

London EC4M 8AL

Tel. +44 (0)20 3201 5000

Fax: +44 (0)20 3201 5001

www.morganlewis.com

THIS SECOND AGREEMENT is made on                                                   2011

BETWEEN:

(1)	Argo Group Services Limited whose registered office is Knollys House, 47 Mark Lane, London EC3R 7QQ (the “Company”); and

(2)	Julian Enoizi of The Island, Heath Drive, Walton on the Hill, Surrey KT20 7QE (“You”).

IT IS AGREED as follows:

1.	Unless otherwise stated, defined terms in this Second Agreement have the same meaning as set out in the Agreement previously entered into between the Company and you (the “First Agreement”), to which the form of this Second Agreement was attached as Schedule 4.

Company’s Obligations

2.	Provided that you remain in employment up until the Termination Date, (ii) have, in the reasonable opinion of the Company, complied with the terms of the First Agreement and (iii) enter into this Second Agreement in compliance with clause 2 of the First Agreement, the Company will, in consideration for this, make the payments set out in clause 3 of the First Agreement in accordance with, and subject to, the First Agreement’s terms and the terms of this Second Agreement.

Settlement

3.	You agree to accept the above settlement terms and the arrangements set out in this Second Agreement in full and final settlement of all claims you have or may have against the Company and/or any Group Company or any of the officers or employees arising out of your employment or its termination or otherwise including any claims for compensation, reinstatement, re-engagement, or otherwise which you may have before a Court or Employment Tribunal. “Group Company” for the purposes of this Agreement means any company which is a parent undertaking or a subsidiary undertaking of the Company’s parent undertaking (other than the Company) from time to time where the expressions “subsidiary undertaking” and “parent undertaking” shall have the meanings given to them by section 1162 Companies Act 2006. Without prejudice to the generality of the settlement terms in this Second Agreement, you accept the payments in clause 3 of the First Agreement in full and final settlement of:

3.1	any claim for unfair dismissal;

3.2	any claim for payment in lieu of notice or damages for failure to give notice or other breach of contract;

3.3	any claim for a redundancy payment (whether statutory or enhanced);

3.4	any claim in respect of deductions from wages;

3.5	any claim relating to a protected disclosure;

3.6	any claim for discrimination (whether direct or indirect), less favourable treatment, harassment, detriment or victimisation because of the protected characteristics of sex, race, disability, sexual orientation, religion or belief or age or on the grounds of part-time or fixed-term status;

3.7	any claim for discrimination by association or perception discrimination;

3.8	any claim for discrimination related to disability or arising from the protected characteristic of disability;

3.9	any equal pay claim under the Equal Pay Act 1970 and the Equality Act 2010;

3.10	any claim relating to parental, paternity, adoption or dependent leave; and

3.11	any claim not mentioned above under the Employment Rights Act 1996, Sex Discrimination Act 1975, Race Relations Act 1976 or the Disability Discrimination Act 1995 and any claim under the Trade Union and Labour Relations (Consolidation) Act 1992 (including any claim whatsoever for a protective award), the National Minimum Wage Act 1998, the Working Time Regulations 1998, the Human Rights Act 1998, the Employment Relations Act 1999, The Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003, Part VII of the Information and Consultation of Employees Regulations 2004, the Transfer of Undertakings (Protection of Employment) Regulations 2006, the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Employment Equality (Age) Regulations 2006 and the Equality Act 2010 but excluding any Accrued Pension Rights Claim, any Personal Injury Claims and any claim to enforce the terms of this Agreement. In this clause:

“Accrued Pension Rights Claim” means any claims by you in respect of accrued pension rights save for any such accrued pension rights claim where you are currently aware of any facts or circumstances which do or may give rise to the claim; and

“Personal Injury Claims” means any claims by you in respect of personal injury save for (a) any such personal injury claim where you are currently aware of any facts or circumstances which do or which may give rise to the claim and, (b) any such personal injury claim which may be brought under discrimination legislation.

4.	Clause 3 above applies to all present and future claims, costs, expenses or rights of action and shall have effect irrespective of whether or not you are or could be aware of such claims, costs, expenses or rights of action at the date of this Second Agreement and irrespective of whether or not such claims, costs, expenses or rights of action are in the express contemplation of the Company and you at the date of this Second Agreement (including such claims, costs, expenses or rights of action of which you become aware after the date of this Second Agreement in whole or in part as a result of the commencement of new legislation or the development of common law or which arise after the date of this Second Agreement).

5.	If you:

5.1	commit a material breach of any term of this Second Agreement; or

5.2	commence proceedings against the Company or any Group Company in breach of this Second Agreement; or

5.3	proceedings are commenced on your behalf by an appropriate representative within the meaning of Section 188(1)(B) of the Trade Union & Labour Relations (Consolidation) Act 1992 and Regulation 13(3) of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

then you will pay to the Company on demand by way of liquidated damages an amount equivalent to, in the case of clause 5.1, the damages suffered by the Company as a result of the breach or, in the case of clause 5.2, the value of any damages or other compensation sought by you or the amount which could be awarded in any such proceedings, or, in the case of clause 5.3, the value of any damages or other compensation sought on your behalf, or the amount which could be awarded in any such proceedings, subject however to a maximum of the amount of the payments in clause 3 of the First Agreement, and any such payment shall be recoverable as a debt.

Legal Advice

6.	You warrant to the Company that you have received independent legal advice from David Bickford, Penningtons Solicitors LLP, Da Vinci House, Basing View, Basingstoke, Hampshire RG21 4EQ (the “Relevant Independent Adviser”) as to the terms and effect of this Second Agreement and in particular its effect on your ability to pursue your rights before a Court or Employment Tribunal in respect of any of the claims set out in clause 3. You also confirm that when this advice was given there was in place a valid contract of insurance or indemnity covering the risk of a claim by you in respect of any loss arising in consequence of that advice.

7.	This Second Agreement satisfies the conditions for regulating compromise agreements/contracts under section 203 of the Employment Rights Act 1996 (as amended), section 77 of the Sex Discrimination Act 1975 (as amended), Schedule 3A of the Disability Discrimination Act 1995, section 72 of the Race Relations Act 1976, Regulation 35(3) of the Working Time Regulations 1998, section 288 of the Trade Union and Labour Relations (Consolidation) Act 1992, section 49 of the National Minimum Wage Act 1998, Regulation 42 of the Transnational Information and Consultation of Employees Regulations 1999, Regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 of the Employment Equality (Religion and Belief) Regulations 2003, sub-paragraphs (a)-(e) of paragraph 13(1) of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, Schedule 4 of the Employment Equality (Age) Regulations 2006 and section 147 of the Equality Act 2010.

Warranties

8.	You hereby warrant that you:

8.1	have not at any time committed a repudiatory breach of your employment agreement which would entitle the Company to terminate your employment summarily and without notice. The Company is not aware of any such repudiatory breach at the present time; and

8.2	are not aware of any facts or circumstances which might give rise to any claim by you against the Company (including, for the avoidance of doubt, any Accrued Pension Rights Claims or Personal Injury Claims or any claim to enforce the terms of this Second Agreement), other than those claims set out at clause 3.

8.3	the claims set out in clause 3 are all of the claims and prospective claims which you intimate and assert that you have or may have against the Company or any Group Company.

Third Parties

9.	Each Group Company shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce the rights bestowed on it by clauses 3-5. The consent of a Group Company is not required to amend any term of this Second Agreement. Except as set out in this clause, a person who is not a party to this Second Agreement, may not enforce any of its provisions under the Contracts (Rights of Third Parties) Act 1999.

Miscellaneous

10.	This Second Agreement will, upon signature by both parties and your completion of the Independent Legal Adviser’s certificate at Annex 1, be treated as an open document evidencing an agreement binding on the parties.

11.	The First Agreement and this Second Agreement set out the entire agreement and understanding between the parties and supersedes all prior agreements, understanding or arrangements, whether oral or written, in respect of the subject matter of the First Agreement and this Second Agreement. For the avoidance of doubt, you and the Company confirm that the provisions of the First Agreement remain in full force and effect notwithstanding the execution of this Second Agreement.

12.	If any provision of this Second Agreement shall be held illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision/part shall to that extent be deemed not to form part of this Second Agreement but the legality, validity and enforceability of the remainder of this Second Agreement shall not be affected.

13.	This Second Agreement, although marked “without prejudice and subject to contract”, will upon signature by both parties and upon the Relevant Independent Adviser signing the attached certificate be treated as an open document evidencing an agreement binding both parties.

Jurisdiction

14.	This Second Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English courts.

Signed:	(For and on behalf of the Company)

Dated:

Signed:	Julian Enoizi

Dated: